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                                                     Page 25
                                         Exhibit 10(iii)A(c)

                    CONSULTING AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into this

30th day of March, 1995 by and between NATIONAL SERVICE

INDUSTRIES, INC., a Delaware corporation ("NSI"), and D.

RAYMOND RIDDLE, a resident of Atlanta, Georgia ("Mr.

Riddle").



           W * I * T * N * E * S * S * E * T * H:


     WHEREAS, Mr. Riddle has served as an officer of NSI for

over two (2) years, including two (2) years as President and

Chief Executive Officer and more recently as Chairman of the

Board and Chief Executive Officer; and

     WHEREAS, Mr. Riddle will resign the aforesaid offices

upon the election of a successor, which is expected to occur on or before August 31, 1995; and

     WHEREAS, NSI desires to retain Mr. Riddle's experience

and abilities and has offered to engage him to render

consulting and advisory services to NSI following his

resignation; and

     WHEREAS, Mr. Riddle has agreed to accept such

engagement upon the terms and conditions hereinafter set

forth;

     NOW, THEREFORE, in consideration of the premises and

the mutual covenants herein contained, it is agreed as

follows:

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Page 26
                                         Exhibit 10(iii)A(c)


     1.   Term and Duties

          NSI hereby engages Mr. Riddle for a period

beginning on the date of the election of his successor and

continuing for three (3) years, as a general advisor and

consultant to the management of NSI, in Atlanta, Georgia, on all matters pertaining to the business of NSI and to render

such additional services as may be pertinent thereto.  Such

services will be rendered by Mr. Riddle upon the request of

the Chairman of the Board or President of NSI as Mr.

Riddle's schedule permits.  NSI shall have no control over

the daily activities of Mr. Riddle, and the unavailability

or inability of Mr. Riddle to render services to NSI for any reason will not constitute a failure to perform any

obligation hereunder.

     2.   Compensation

          As full and complete compensation for any and all

services which Mr. Riddle may render to NSI hereunder, NSI

will pay to Mr. Riddle the sum of Twenty-five Thousand

Dollars ($25,000) per month during the term of this

Agreement.  In addition, NSI will, until the sooner of Mr.

Riddle's death or his 65th birthday, continue to pay the

employer share of the premiums of certain split-dollar life

insurance policies owned by Mr. Riddle pursuant to an

agreement among NSI, Mr. Riddle, and Wachovia Bank of

Georgia, N.A. ("Wachovia") dated January 4, 1993 (the "Split-

Dollar Agreement").  NSI and Mr. Riddle will amend the Split-

Dollar Agreement accordingly and will also seek Wachovia's

consent to delay the Payment Due Wachovia (as defined in the

Split-Dollar Agreement) until the sooner of Mr. Riddle's

death or his 65th birthday.

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                                                     Page 27
                                         Exhibit 10(iii)A(c)

     3.   Independent Contractor

          Throughout the term hereof, Mr. Riddle shall be an

independent contractor and shall not be an employee of NSI.

Mr. Riddle shall not have the authority to bind NSI in any

manner and will not participate in any employee benefit

available to NSI employees by reason of services rendered

hereunder.

     4.   Death or Disability

          In the event of the death of Mr. Riddle during the

term of this Agreement, his estate shall be entitled to

receive the monthly sum specified in Paragraph 2 above for

the remaining term of this Agreement.  The payments called

for by Paragraph 2 above will continue notwithstanding any

disability of Mr. Riddle.

     5.   Covenant Regarding Employment

          Mr. Riddle agrees that during the term of this

Agreement, he will not, within the Territory (as defined

below), be employed by, nor directly or indirectly provide

services to, any person, persons, partnership, or

corporation ("Person") other than NSI which offers or sells

products or services of the same or similar kind as those

offered or sold by any division or subsidiary of NSI during

said term.  "Territory" as used herein refers to the trade

areas serviced by the divisions and subsidiaries of NSI in

the States of Georgia, Alabama, Tennessee, North Carolina,

South Carolina, Florida, and Texas.

     6.   Non-Disclosure Covenant

          Mr. Riddle agrees that during the term of this

Agreement and following the end of said term, he will not,

for or on behalf of himself or any Person other than NSI,

directly or indirectly, use for his own benefit or disclose

to any Person (other than NSI)

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Page 28

                                         Exhibit 10(iii)A(c)


any confidential information of NSI or any division or

subsidiary of NSI.  "Confidential information" as used

herein means information relating to the business of NSI and its divisions and subsidiaries which derives economic value,

actual or potential, from not being generally known to other persons and is the subject of efforts that are reasonable

under the circumstances to maintain its secrecy or

confidentiality.  After two (2) years from the expiration of the term of this Agreement, confidential information shall

not include information which is not a trade secret.

     7.   Non-Inducement Covenant

          Mr. Riddle agrees that during the term of this

Agreement, he will not, directly or indirectly, for or on

behalf of himself or any other Person, induce, persuade, or

encourage or attempt to induce, persuade, or encourage any

person who is employed by NSI or any of its divisions or

subsidiaries at such time to terminate such employment and

be employed by any other Person.

     8.   Non-Disparagement Covenant

          Mr. Riddle agrees that during the term of this

Agreement, he will refrain from disparaging NSI and its

divisions and subsidiaries and their respective directors,

officers, and employees.

     9.   Complete Agreement

          This Agreement contains the entire agreement

between the parties hereto and supersedes any prior

understandings, whether oral or written, with respect to the subject matter hereof.

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                                                     Page 29
                                         Exhibit 10(iii)A(c)

     10.  Scope of Agreement

          If the scope of any of the provisions of this

Agreement is too broad in any respect whatsoever to permit

enforcement to its fullest extent, then such provisions

shall be enforced to the maximum extent permitted by law,

and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of

such provisions of this Agreement shall not thereby fail,

but that the scope of such provisions shall be curtailed

only to the extent necessary to conform to law.

     11.  Notices

          Unless otherwise specified herein, all notices to

be given hereunder shall be by registered or certified mail.

If given to NSI, such notice shall be addressed to NSI at

1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002,

Attn.: David Levy, Executive Vice President, Administration

and Counsel.  If given to Mr. Riddle, such notice shall be

addressed to Mr. Riddle at his last known address.  Any such notice shall be effective as of the time of the mailing

thereof.

     12.  Assignment

          This Agreement shall inure to the benefit of and

be binding upon the heirs, executors, and administrators of

Mr. Riddle and the successors and assigns of NSI.

     13.  Attorneys' Fees

          If any legal action or other proceeding is brought

for the enforcement of this Agreement or because of an

alleged dispute, breach, or default in connection with any

of the provisions of this Agreement, the successful or

prevailing party shall be entitled to recover reasonable

attorneys' fees and other costs incurred in such action or

proceeding,

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Page 30

                                         Exhibit 10(iii)A(c)

in addition to any other relief to which such party may be

entitled.

     IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the date first above written.



ATTEST:                          NATIONAL SERVICE INDUSTRIES, INC.


/S/ Kenyon W. Murphy        By:  /S/ John G. Medlin, Jr.
       Secretary                John G. Medlin, Jr., Chairman
                                Executive Resource and
                                Nominating Committee of the
                                Board of Directors



WITNESS:


/S/ Marion Jewett               /S/ D. Raymond Riddle
                                D. Raymond Riddle